EXHIBIT 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
PROVIDES REVIEW OF 2012 CORPORATE ACTIVITIES

Company’s President and Chief Executive Officer Discusses Company’s Achievements for 2012 and Provides Overview of the Company’s Business Strategy for 2013

LITTLE RIVER, S.C., April 2, 2013 – Integrated Environmental Technologies, Ltd. (“IET” or the “Company”) (OTC Bulletin Board: IEVM), today provided a review of the Company’s 2012 corporate activities and an overview of the Company’s business strategy for 2013 in a letter to the Company’s stockholders from David R. LaVance, the Company’s President and Chief Executive Officer.  The letter has been posted on the Company’s website, www.ietltd.net.  The contents of that letter are provided below.

Calendar year 2012 was a year of dramatic change and progress for IET.  I am pleased to report that our team at IET has been working diligently over the past year to change the Company into a successful and valuable business by adopting, and now implementing, a new strategy focusing on certain chosen markets.  This activity required fundamental changes in the way the Company operates, which include the following:

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The most fundamental change in the Company is the conversion of the Company’s business and marketing model from that of a capital equipment manufacturing company to that of a consumables supply company.  In other words, IET no longer sells equipment, it sells catholyte and anolyte solutions, which follows the business model of selling razor blades instead of razors.  In order to do that, we have ended the dealer and distributor relationships centered on equipment sales.  As a natural consequence, we ended our warranty program and its attendant obligations.  Now, we supply our solutions to customers directly, with only a few exceptions.  We believe that this change has greater promise of creating stockholder value.

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We have also taken steps to rebrand our anolyte solutions.  We are now offering our anolyte disinfecting solution under a second trademark, Excelyte®.  We tested new packaging, new trade dress and new product presentations for our anolyte solutions.  We reviewed and rejected dozens of ideas and approaches, finally settling on what we felt could be optimized in the marketplace.  Our revised look is being introduced to the market as we expand our sales and marketing efforts.

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IET also has taken steps to broaden its EPA label for its anolyte disinfecting solution.  The broadened label would provide that our anolyte disinfecting solution eliminates certain pathogens extremely important to our customers.  Tests results conducted at an independent EPA approved laboratory showed that our anolyte disinfecting solution eliminated tuberculosis, CRE’s Klebsiella pneumonia carbapenemase (KPC) and New Delhi Metallo-Beta Lactamase (NDM), C. difficile spores and other bacteria and viruses.  We have filed an application with the EPA to amend our label to include these pathogens, and believe the label extension for most of them should be approved in the coming months.

The Company also reviewed the many market opportunities for its anolyte solutions in order to determine those markets in which it has the greatest opportunity of selling significant amounts of its anolyte solutions at a satisfactory profit margin.  At this time, we have focused our ongoing work on markets calling for “commercial” quantities of our anolyte solutions.  This means bulk sales in barrels and totes, rather than sales by the gallon jug or quart bottle.  The markets we have selected include three main focal points: Agriculture and Dairy, Oil and Gas, and Healthcare Facilities; and we have made advances in all three.

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Agriculture and Dairy – We have placed our initial emphasis on the dairy market where we are now selling our anolyte solutions to dairy farmers for use as a hard surface disinfectant, as a teat conditioner and as a laundry additive to disinfect the wipes used in the milking process.  Receptivity in the initial sales area, Utah and Idaho, has been good and sales have been steadily increasing.  We intend to expand to other regions as capital and manpower allow.

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Oil and Gas – We continue to believe that our anolyte disinfecting solution has great utility in hydraulic fracturing and in producing well maintenance in eliminating bacteria.  We have initiated sales efforts to treat both the injected and produced water used in or resulting from hydraulic fracturing as well as to treat the amount of hydrogen sulfide present in producing wells.  We are focusing our current sales efforts in the Western U.S.  Our investigations and sales process indicate that producing wells in areas containing a high level of hydrogen sulfide, especially in shallow wells, are easily treated by our anolyte disinfecting solution.

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Healthcare Facilities – Our recent news about the effectiveness of Excelyte® in killing CRE’s such as KPC and NDM and other “superbug” pathogens is an indicator that market receptivity should be high in the hospital and nursing home markets.  We have been working with a hospital to develop data from actual product use in patient rooms on the hospital floor, and have been developing new delivery systems, disinfecting methods and protocols that will show the hospitals and nursing homes how to use our anolyte disinfecting solution to its optimum level.  We intend to be a leader in disinfection for healthcare facilities and believe our solutions can help reduce the tragedies that arise from hospital acquired infections.

Our anolyte disinfecting solution is effective in eliminating many harmful bacteria and viruses, and we believe we have identified markets that can benefit financially and qualitatively from the use of our anolyte solutions.  Our future is dependent on our ability to recruit and retain qualified sales personnel, establish manufacturing centers capable of producing our anolyte solutions in the locations we serve (reducing the cost of transporting the product across long supply lines) and develop new applications and data supporting our use claims for our anolyte solutions.  The successful implementation of these objectives requires us to raise additional capital, which we were able to do in 2012 and expect to continue to do in 2013.

Please look to our filings with the Securities and Exchange Commission and press releases for information as to how we are proceeding with our marketing initiatives.

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  The Company sells anolyte disinfecting solution under the EcaFlo™ and Excelyte® brand names and sells a cleaning solution under the Catholyte Zero™ brand name.  Both solutions are produced by the Company’s proprietary EcaFlo™ equipment which utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  EcaFlo™ Anolyte and Excelyte® solutions are EPA-registered hard surface disinfectants and sanitizers approved for hospital-level use and are also approved for use as a biocide in oil and gas drilling.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  The Company is currently focused on selling its anolyte solutions to agriculture and dairy farmers, oil and gas production companies and healthcare facilities.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our websites at www.ietltd.net (investor relations) and www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (732) 820-1415